UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): April 17, 2015

 Commission File Number 0-17071

FIRST MERCHANTS CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA	35-1544218
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

200 East Jackson Street
P.O. Box 792
Muncie, IN 47305-2814
(Address of principal executive offices, including zip code)

(765) 747-1500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On April 17, 2015, First Merchants Corporation (“First Merchants”) completed its previously announced acquisition of C Financial Corporation (“C Financial”) through the merger of C Financial with and into First Merchants (the “Merger”). The Merger was consummated pursuant to the Agreement and Plan of Reorganization and Merger dated January 5, 2015 (the “Merger Agreement”) between First Merchants and C Financial. As a result of the Merger, C Financial’s separate corporate existence ceased and First Merchants continued as the surviving corporation.
As of the effective time of the Merger, the shareholders of C Financial of record received an aggregate of Fourteen Million Five Hundred Thousand Dollars ($14,500,000) in cash in exchange for all of the outstanding shares of C Financial common stock, $1.00 par value. The amount each shareholder received was equal to Fourteen Million Five Hundred Thousand Dollars ($14,500,000) multiplied by a fraction, the numerator being the number of shares of C Financial Common Stock held by such shareholder and the denominator being the number of shares of C Financial Common Stock outstanding at the effective time of the Merger.
Immediately following the Merger, effective as of April 17, 2015, Cooper State Bank, a wholly owned subsidiary of C Financial, merged with and into First Merchants Bank, National Association, a wholly-owned subsidiary of First Merchants, with First Merchants Bank surviving the merger and continuing its corporate existence.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.
On April 20, 2015, First Merchants issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.        Description of Exhibit

2.1
Agreement and Plan of Reorganization and Merger between First Merchants Corporation and C Financial Corporation dated as of January 5, 2015 (attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 6, 2015 and incorporated herein by reference).

99.1	Press Release, dated April 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: April 20, 2015

FIRST MERCHANTS CORPORATION

By: /s/ Mark K. Hardwick
Mark K. Hardwick,
Executive Vice President and
Chief Financial Officer